UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 4, 2013

Carnival Corporation	Carnival plc
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Republic of Panama	England and Wales
(State or other jurisdiction of incorporation)	(State or other jurisdiction of incorporation)

001-9610	001-15136
(Commission File Number)	(Commission File Number)

59-1562976	98-0357772
(IRS Employer Identification No.)	(IRS Employer Identification No.)

3655 N.W. 87th Avenue Miami, Florida 33178-2428 United States of America	Carnival House 5 Gainsford Street London SE1 2NE United Kingdom
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)

(305) 599-2600	011 44 20 7940 5381
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

None	None
(Former name or former address, if changed since last report.)	(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of Chief Operating Officer

Howard S. Frank, Chief Operating Officer of Carnival Corporation and Carnival plc (together, the “Companies”), notified the Companies on November 4, 2013 that he will be stepping down as the Vice Chairman and Chief Operating Officer of the Companies effective November 30, 2013. Effective December 1, 2013, Mr. Frank will take on the role of special advisor to the President and Chief Executive Officer and the Chairman of the Companies and will continue to serve on the Boards of Directors of the Companies.

The terms of Mr. Frank’s separation are being considered by the Compensation Committee and will be disclosed in a report on Form 8-K once finalized.

The Companies issued a press release announcing this matter, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits.

Item 9.01 – Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press release dated November 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARNIVAL CORPORATION	CARNIVAL PLC

By: /s/ Arnaldo Perez	By: /s/ Arnaldo Perez
Name: Arnaldo Perez Title: Senior Vice President, General Counsel & Secretary	Name: Arnaldo Perez Title: Senior Vice President, General Counsel & Company Secretary

Date: November 8, 2013	Date: November 8, 2013

Exhibit Index

Exhibit No.	Description
99.1	Press release dated November 4, 2013